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                                                                    EXHIBIT 4.4


                              CERTIFICATE OF TRUST

                                       OF

                         OHIO EDISON FINANCING TRUST II


                 This Certificate of Trust of Ohio Edison Financing Trust II (the "Trust"), dated March 1, 1996, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.).

                 1. Name. The name of the business trust being formed hereby is Ohio Edison Financing Trust II.

                 2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is The Bank of New York (Delaware), a Delaware banking corporation, 400 White Clay Center, Newark, Delaware 19711.

                 3. Effective Date. This Certificate of Trust shall be effective as of its filing.

                 4. Counterparts. This Certificate of Trust may be executed in more than one counterpart with the same effect as if all signatories had signed the same document, and all counterparts shall be construed together and shall constitute one Certificate of Trust.

                 IN WITNESS WHEREOF, the undersigned, being the sole trustees of the Trust, have executed this Certificate of Trust as of the date first above written.

                                       THE BANK OF NEW YORK,
                                            as trustee


                                       By: /s/ Lucille Firrincieli
                                           -----------------------------
                                            Name: Lucille Firrincieli
                                            Title: Assistant Vice
                                                      President


                                       THE BANK OF NEW YORK (Delaware),
                                            as trustee


                                       By: /s/ Donald C. Wrobel
                                           -----------------------------
                                            Name: Donald C. Wrobel
                                            Title: